Braze Appoints Yvonne Wassenaar to Board of Directors

Technology Executive Brings Expertise in Scaling and Diversifying Businesses

NEW YORK, June 3, 2024 – Braze (Nasdaq: BRZE), the leading customer engagement platform that empowers brands to Be Absolutely Engaging™, today announced the appointment of Yvonne Wassenaar to its Board of Directors and as a member of its Audit Committee. As a tenured cloud and SaaS technology executive, Yvonne brings a wealth of expertise in scaling enterprise software companies to the board. Yvonne will replace Doug Pepper, who joined Braze's board in August of 2014, and who will remain as a Board Observer.

“The power of the Braze platform and its extensibility across the customer engagement value chain is unmatched,” said Wassenaar. “The company is uniquely positioned for leveraging AI to empower customers in meaningful ways today and in transformational ways in the future. The Braze team has the vision and passion to take the company to the next level and I look forward to partnering with them in this journey.”

For over 30 years, Yvonne has advised leaders on scaling, diversifying, and transforming their businesses throughout the Americas, Europe, and Asia. She served as Chief Executive Officer of Puppet, Inc., an IT automation software company, from January 2019 to May 2022. From June 2017 to September 2018, she served as Chief Executive Officer of Airware, an enterprise drone solutions company. From August 2014 to May 2017, Yvonne served in various roles at New Relic, Inc. and prior to that she held various senior positions at VMware, Inc. and served as a partner at Accenture plc. Yvonne currently serves on the board of directors of Arista Networks, Inc., a public cloud networking company, Forrester Research, Inc., a public research and advisory company, InfoBlox, a cloud networking and security services company, JFrog Ltd., a public software supply chain platform provider, and Rubrik, Inc., a public zero trust data management company.

"Yvonne is an accomplished leader with an incredible wealth of experience that she has earned from a long and varied career across iconic companies in the enterprise software space, two formative decades at Accenture, and as a CEO on the cutting edge of technical transformation," said Bill Magnuson, Cofounder and CEO of Braze. “We look forward to her partnership and to benefiting from the expertise she brings to our Board of Directors as we enter our next stage of growth.”

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the potential growth and anticipated performance of Braze and its business. These forward-looking statements are based on the current assumptions, expectations and beliefs of Braze, and are subject to substantial risks, uncertainties and changes in circumstances that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Further information on potential factors that could affect Braze results are included in Braze’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024, filed with the U.S. Securities and Exchange Commission on April 1, 2024, and the other public filings of Braze with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release represent the views of Braze only as of the date of this press release, and Braze assumes no obligation, and does not intend to update these forward-looking statements, except as required by law.

About Braze
Braze is the leading customer engagement platform that empowers brands to Be Absolutely Engaging.™ Braze allows any marketer to collect and take action on any amount of data from any source, so they can creatively engage with customers in real time, across channels from one platform. From cross-channel messaging and journey orchestration to Al-powered experimentation and optimization, Braze enables companies to build and maintain absolutely engaging relationships with their customers that foster growth and loyalty. The company has been recognized as a 2024 U.S. News Best Technology Companies to Work For, is a 2023 UK Best Workplace for Women by Great Place to Work, and was named a Leader by Gartner® in the 2023 Magic Quadrant™ for Multichannel Marketing Hubs and in The Forrester Wave™: Cross-Channel Marketing Hubs, Q1 2023. Braze is headquartered in New York with 10+ offices across North America, Europe, and APAC. Learn more at braze.com.

Media Contact
Katelyn Bryant
Senior Director, Corporate Communications
press@braze.com